UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 15, 2013, Inland Real Estate Corporation (NYSE: IRC) announced that it had paid a cash dividend of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Preferred Stock”), to holders of record of Preferred Stock at the close of business on May 1, 2013.

In addition, on May 15, 2013, the Company declared a cash dividend of $0.169271 per share on the outstanding shares of its Preferred Stock, payable on June 17, 2013 to holders of record of Preferred Stock at the close of business on June 3, 2013.

On May 15, 2013, the Company issued a press release announcing that it has renewed leases with Michaels Stores at four shopping centers located in Minnesota, Nebraska and Wisconsin. All leases are for five-year terms and total more than 88,000 square feet. The renewals include Michaels locations at Mankato Heights Plaza in Mankato, Minn.; Riverdale Commons in Coon Rapids, Minn.; The Shoppes at Grayhawk in Omaha, Neb. and Pine Tree Plaza in Janesville, Wis.

A copy of the press releases are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively and are incorporated in their entirety in this Item 8.01 disclosure by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	Exhibit No.	Description
	99.1	News release of Inland Real Estate Corporation, dated May 15, 2013.
	99.2	News release of Inland Real Estate Corporation, dated May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: May 16, 2013	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release of Inland Real Estate Corporation, dated May 15, 2013.
99.2	News release of Inland Real Estate Corporation, dated May 15, 2013.